Exhibit 10.3

RESOLUTIONS OF THE MEETING

OF THE NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF TELEDYNE TECHNOLOGIES INCORPORATED

December 16, 2014

Standing Resolutions for Non-Employee Director Restricted Stock Unit Grants

RESOLVED, that, in accordance with Section VI of the Corporation’s Administrative Rules of the 2014 Incentive Award Plan Related to Non-Employee Director Restricted Stock Unit Awards and Fees (the “Rules”):

(a) Commencing with the year 2015, on the date of the Corporation’s Annual Meeting for each year, each incumbent non-employee director shall be automatically granted an award of restricted stock units subject to the terms and conditions specified in the Rules, in an amount of restricted stock units equal to $110,000 divided by the Fair Market Value (as defined in the 2014 Incentive Award Plan) of a share of common stock on the date of grant, rounded down to the nearest whole unit share; and

(b) Each person who becomes a non-employee director for the first time on a date after an Annual Meeting date, shall be automatically granted an award of restricted stock units subject to the terms and conditions specified in the Rules, effective as of the date such person becomes a non-employee director, in an amount of restricted stock units equal to $55,000 divided by the Fair Market Value (as defined in the 2014 Incentive Award Plan) of a share of common stock on the date of grant, rounded down to the nearest whole unit share.

FURTHER RESOLVED, that the foregoing resolution shall remain in effect until modified or rescinded by further action of the Committee.

Standing Resolutions for Non-Employee Director Retainer Payments

RESOLVED, that, in accordance with Section XIII of the Rules, Commencing with the year 2015:

(1)	each Non-Employee Director shall be Director’s Retainer Fee Payment of $110,000;

(2)	the Chair of the Audit Committee shall receive an additional Retainer Fee Payment of $15,000;

(3)	the Chair of the Nominating and Governance Committee shall receive an additional Retainer Fee Payment of $10,000;

(4)	the Chair of the Personnel and Compensation Committee shall receive an additional Retainer Fee Payment of $10,000; and

(5)	the Lead Director shall receive an additional Director’s Retainer Fee Payment of $15,000.